                                                                     EXHIBIT 8.1

                   [PRAGER, METZGER & KROEMER PLLC LETTERHEAD]


                                  July 31, 1998



Tarragon Realty Investors, Inc.
3100 Monticello, Suite 200
Dallas, Texas 75205

         Re: TAX OPINION -Tarragon Realty Investors, Inc. original issuance of up to 7,586,000 shares of Common Stock, par value $0.01 per share

Gentlemen:

         We have acted as counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-4 ("Registration No. _______________") and the pre-effective amendments thereto (collectively the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to up to 7,586,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") to be offered and issued in connection with (a) as to 7,486,000 shares of Common Stock, the proposed merger (the "Merger") of National Income Realty Corporation (the "California Corporation") which is to be the successor-in-interest to National Income Realty Trust, a California real estate investment trust ("NIRT"), with and into the Company and, (b) as to 100,000 shares of Common Stock, the issuance in exchange for all of the issued and outstanding shares of common stock of its contractual advisor, Tarragon Realty Advisors, Inc. ("Tarragon" or the "Advisor"), pursuant to Stock Purchase Agreement dated June 5, 1998 among the Company, the Advisor and two individual stockholders of the Advisor. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Registration Statement.

         As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents and have made no independent verification of the factual matters set forth in such documents:

Tarragon Realty Investors, Inc.
July 31, 1998

         A.       Articles of Incorporation of the Company.

         B.       Bylaws of the Company.

         C.       Articles of Incorporation of the California Corporation.

         D.       Bylaws of the California Corporation.

         E. Agreement and Plan of Merger dated June 5, 1998 between the Company and NIRT (the "Merger Agreement").

         F. Stock Purchase Agreement dated June 5, 1998 among the Company, the Advisor and two individual stockholders of the Advisor (the "Stock Purchase Agreement").

         G. The Registration Statement and any and all exhibits or appendices thereto including the Merger Agreement and the Stock Purchase Agreement.

         H. Such other documents as we have deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of directors, officers or employees or other authorized representatives of the Company, NIRT, the Advisor, public officials and others. In addition, we have assumed that the Merger Agreement and the Stock Purchase Agreement will each become effective substantially in the form included in the Registration Statement and that the Merger and the acquisition of the Advisor by the Company will be consummated as described in the Registration Statement pursuant to and in accordance with the Merger Agreement and Stock Purchase Agreement, respectively.

         Based upon the foregoing and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  (i) for federal income tax purposes, the Incorporation Procedure of NIRT described in the Registration Statement will constitute a reorganization within the meaning of Section 368(a)(1)(f) of the Internal Revenue Code of 1986, as amended, and the "California Corporation" will be treated as the same tax payer as NIRT for federal income tax purposes;

Tarragon Realty Investors, Inc.
July 31, 1998

                  (ii) for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and no gain or loss should be recognized by holders of "NIRT Shares" with respect thereto upon the surrender of their NIRT Shares in exchange for TRII Common Stock, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by TRII or NIRT or the California Corporation; and

                  (iii) the information contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

         Upon consummation of the Incorporation Procedure and the Merger as described in the Registration Statement, for federal income tax purposes the operations of NIRT and the Company should be combined for purposes of determining whether the Company qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure and Merger is consummated. The Incorporation Procedure and the Merger will not, in and of itself, adversely affect the ability of the Company to qualify as a real estate investment trust for federal income tax purposes.

         The opinions expressed herein are based upon our interpretation of current law, including existing final and temporary regulations which may be subject to change, both prospectively and retroactively, upon existing court authority and upon the facts and assumptions set forth herein and in the Registration Statement.

         This opinion does not purport to cover the laws of any jurisdiction except the State of Texas, United States of America and certain matters of California law. With respect to opinions involving or based upon an interpretation of the laws of the State of California, we have relied upon the latest unofficial compilation of the Corporation Code of California (which we believe to be current and effective with respect to the relevant provisions of California law) and case law of the State of California available to us. This opinion has been furnished to the Company at its request, is rendered solely for its use and may not be relief upon by any other person or for any other purpose without the prior written consent of this firm and is rendered as of the date hereof. We do not undertake, and hereby disclaim, any obligation to advise anyone of any changes or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or trustee of NIRT or an officer or director of the California Corporation or the Company.

         Our opinions set forth above are based on the assumption that the matter, if litigated, will be properly presented to the

Tarragon Realty Investors, Inc.
July 31, 1998
applicable court. Further, our opinions are not binding on the Internal Revenue Service or a court and we must advise that our opinion represents merely our best legal judgment on the matters presented, but others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion, if litigated. In the event any one of the statements, representations or assumptions upon which we have relied to issue these opinions is incorrect, our opinion might be adversely affected and may not be relied upon.

         We hereby consent to the filing of this opinion and our opinion as tax counsel as an exhibit to the Registration Statement and the references to this firm under the captions "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the prospectus forming a part of such Registration Statement. By giving such consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             Prager, Metzger & Kroemer PLLC



                                             By:
                                                 -------------------------------
                                                 Steven C. Metzger, Manager